Exhibit 10.25

JOINDER AGREEMENT

THIS JOINDER AGREEMENT, dated as of December 18, 2014 (this “Agreement”), by and among BARCLAYS BANK PLC (“Barclays”), GOLDMAN SACHS BANK USA (“Goldman Sachs”), MORGAN STANLEY SENIOR FUNDING, INC. (“MSSF”), MORGAN STANLEY BANK, N.A. (“MSB” and together with MSSF, “Morgan Stanley”), JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (“JPMorgan”), BANK OF AMERICA, N.A. (“Bank of America”), and CITIBANK, N.A. (“Citi”) (each an “Incremental Lender” and collectively the “Incremental Lenders”), TERRAFORM POWER OPERATING, LLC, a Delaware limited liability company (“Borrower”), TERRAFORM POWER, LLC, a Delaware limited liability company (“Holdings”), and CERTAIN SUBSIDIARIES OF BORROWER, as Guarantors, and Goldman Sachs, as Administrative Agent.

RECITALS:

WHEREAS, reference is hereby made to the Credit and Guaranty Agreement, dated as of July 23, 2014 (as amended by that certain First Amendment to Credit and Guaranty Agreement dated as of August 25, 2014, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Borrower, the Lenders party thereto from time to time, Goldman Sachs, as Administrative Agent and as Collateral Agent, and the other Persons party thereto; and

WHEREAS, subject to the terms and conditions of the Credit Agreement, Borrower may increase the existing Revolving Commitments and/or obtain New Term Loan Commitments by entering into one or more Joinder Agreements with the New Revolving Loan Lenders and/or New Term Loan Lenders, as applicable.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

1. Approval of Credit Documents. Each Incremental Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and it is sophisticated with respect to decisions to make loans similar to those contemplated to be made hereunder and it is experienced in making loans of such type; (ii) agrees that it will, independently and without reliance upon Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes Administrative Agent and Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to Administrative Agent and Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it is a Lender under the Credit Agreement and will perform in accordance with its terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

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2. Commitment. Each Incremental Lender hereby severally agrees to commit to provide its respective New Revolving Loan Commitment and New Term Loan Commitment (the New Term Loans thereunder, each a “Series A New Term Loan”) as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth below, on the Incremental Closing Date.

3. Amendment to Section 1.1 of the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended as follows:

a.	by amending and restating the definition of “Applicable Margin” in its entirety to read as follows:

“Applicable Margin” means:

(i) except as otherwise provided in this definition, (a) with respect to Base Rate Loans, 2.75% per annum and (b) with respect to Eurodollar Rate Loans, 3.75% per annum;

(ii) prior to the Trigger Date, (a) with respect to Base Rate Loans that are Series A New Term Loans, 3.00% per annum, and (b) with respect to Eurodollar Rate Loans that are Series A New Term Loans, 4.00% per annum;

(iii) on and after the Trigger Date, (a) with respect to Base Rate Loans that are Series A New Term Loans, 4.00% per annum, and (b) with respect to Eurodollar Rate Loans that are Series A New Term Loans, 5.00% per annum;

(iv) on and after the Trigger Date until the fourteenth day following the Trigger Date, (a) with respect to Base Rate Loans that are Closing Date Term Loans, 3.375% per annum, and (b) with respect to Eurodollar Rate Loans that are Closing Date Term Loans, 4.375% per annum; and

(v) on and after the fifteenth day following the Trigger Date, (a) with respect to Base Rate Loans that are Closing Date Term Loans, 4.125% per annum, and (b) with respect to Eurodollar Rate Loans that are Closing Date Term Loans, 5.125% per annum, in each case of clauses (iii) through (v) plus (x) an additional 0.25% per annum from and after April 27, 2015 and (y) an additional 0.25% per annum if, at any time, either (1) Moody’s downgrades the Borrower’s corporate credit rating below Ba3 or (2) S&P downgrades the Borrower’s corporate credit rating below BB-; and

b. by adding the following definitions in proper alphabetical sequence:

“Incremental Arrangers” means Barclays, Goldman Sachs, Morgan Stanley Senior Funding, Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any of its designated affiliates) and Citigroup.

“Trigger Date” means February 15, 2015 or such later date as may be agreed by all Incremental Arrangers.

4. Principal Payments. Borrower shall make principal payments on the Series A New Term Loans in consecutive quarterly installments and at final maturity on the dates and in the amounts set forth below, commencing March 31, 2015:

Payment Date	Scheduled Repayment of Series A New Term Loans
March 31, 2015	$687,500
June 30, 2015	$687,500
September 30, 2015	$687,500
December 31, 2015	$687,500
March 31, 2016	$687,500
June 30, 2016	$687,500
September 30, 2016	$687,500
December 31, 2016	$687,500
March 31, 2017	$687,500
June 30, 2017	$687,500
September 30, 2017	$687,500
December 31, 2017	$687,500
March 31, 2018	$687,500
June 30, 2018	$687,500
September 30, 2018	$687,500
December 31, 2018	$687,500
March 31, 2019	$687,500
June 30, 2019	$687,500
Maturity Date	Remainder

5. Voluntary and Mandatory Prepayments. Scheduled installments of principal of the Series A New Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Series A New Term Loans in accordance with Sections 2.13, 2.14 and 2.15 of the Credit Agreement, as applicable.

6. Prepayment Fees. Subject to paragraph 9 below, Borrower agrees to pay to each New Term Loan Lender the following prepayment fees:

In the event that all or any portion of the Series A New Term Loans are (i) repaid, prepaid, refinanced or replaced through the incurrence of any bank loan debt financing having an effective interest cost or weighted average yield that is less than the effective interest cost or weighted average yield of the Series A New Term Loans (or portion thereof) so repaid, prepaid, refinanced or replaced or (ii) repriced or effectively refinanced in connection with any waiver, consent or amendment directed at, or the result of which would be, the lowering of the effective interest cost or the weighted average yield of the Series A New Term Loans (each of (i) and (ii), a “Repricing Transaction”)) on or prior to the six-month anniversary of the Incremental Closing Date, such repayment, prepayment, refinancing, replacement or repricing will be made at 101.0% of the principal amount so repaid, prepaid, refinanced, replaced or repriced. If all or any portion of the Series A New Term Loans held by any Lender is repaid, prepaid, refinanced or replaced pursuant to Section 2.23 of the Credit Agreement on or prior to the six-month anniversary of the Incremental Closing Date as a result of, or in connection with, such Lender not agreeing or otherwise consenting to any waiver, consent or amendment referred to in clause (ii) above (or otherwise in connection with a Repricing Transaction), such repayment, prepayment, refinancing or replacement will be made at 101.0% of the principal amount so repaid, prepaid, refinanced or replaced.

Prior to the Trigger Date, any reference to Section 2.13(c) of the Credit Agreement in any Credit Document will be deemed to include a reference to paragraph 6 of this Agreement.

7. Other Fees. Borrower agrees to pay on the Incremental Closing Date to each New Revolving Loan Lender a non-refundable closing fee in an amount equal to 1.25% of the stated principal amount of such New Revolving Loan Lender’s New Revolving Loan Commitment.

8. Use of Proceeds. The proceeds of the Series A New Term Loans will be used (a) to fund the acquisitions previously identified to the Commitment Parties (as defined in the Commitment Letter referred to on Annex B hereto) as the Q4 Acquisitions or any other acquisition agreed to by the Incremental Arrangers; and (b) to pay related fees and expenses.

9. Trigger Date Modifications. On the Trigger Date, the following terms shall change automatically:

a.

the prepayment fees applicable to the Series A New Term Loans as set forth in paragraph 6 hereof will be adjusted such that in the event that all or any portion of the Series A New Term Loans is (i) repaid, prepaid, refinanced or replaced through the incurrence of any debt financing having an effective interest cost or weighted average yield that is less than the effective interest cost or weighted average yield of the Series A New Term Loans (or portion thereof) so repaid, prepaid, refinanced or replaced or (ii) repriced or effectively refinanced in connection with any waiver, consent or amendment directed at, or the result of which would be, the lowering of the effective interest cost or the weighted average yield of the Series A New Term Loans (each of (i) and (ii), a “Trigger Date Incremental Repricing Transaction”)) on or prior to the first anniversary of the Trigger Date, such repayment, prepayment, refinancing, replacement or repricing will be made at 101.0% of the principal amount so repaid, prepaid, refinanced, replaced or repriced. If all or any portion of the Series A New Term Loans held by any Lender is repaid, prepaid, refinanced or replaced pursuant to Section 2.23 of the Credit Agreement on or prior to the six-month anniversary of the Trigger Date as a result of, or in connection with, such Lender not agreeing or otherwise consenting to any waiver, consent or amendment referred to in clause (ii) above (or otherwise in connection with a Trigger Date Incremental Repricing Transaction), such repayment, prepayment, refinancing or replacement will be made at 101.0% of the principal amount so repaid, prepaid, refinanced or replaced;

b.	an additional mandatory prepayment requirement will be added to Section 2.14 of the Credit Agreement such that on the date of receipt by Holdings of any Net Equity Proceeds from the issuance of Equity Interests by Holdings, Borrower shall prepay the Series A New Term Loans in an aggregate amount equal to 100% of such Net Equity Proceeds;

c.	any reference to Section 2.13(c) of the Credit Agreement in any Credit Document will deemed to include paragraph 9(a) of this Agreement; and

d.	the reference to “Sections 2.14(a) through 2.14(c)” in Section 2.14 of the Credit Agreement will be deemed to include paragraph 9(b) of this Agreement.

10. Proposed Borrowing. This Agreement represents Borrower’s request to borrow Series A New Term Loans from the New Term Loan Lenders as follows (the “Proposed Borrowing”):

a.	Business Day of Proposed Borrowing: December 18, 2014

b.	Amount of Proposed Borrowing: $275,000,000

c. Interest rate option:	☐	a. Base Rate Loan(s)
	☒	b. Eurodollar Rate Loans with an initial Interest Period of 1 month

11. Weighted Average Yield. The Weighted Average Yield applicable to the Series A New Term Loans, as determined by Borrower and the New Term Loan Lenders, will be:

a.	on the Incremental Closing Date, (a) with respect to Base Rate Loans, 3.00% per annum, and (b) with respect to Eurodollar Rate Loans, 4.00% per annum;

b.	on the Trigger Date, (a) with respect to Base Rate Loans, 4.00% per annum, and (b) with respect to Eurodollar Rate Loans, 5.00% per annum; and

c.	on the fifteenth day following the Trigger Date, (a) with respect to Base Rate Loans, 4.75% per annum, and (b) with respect to Eurodollar Rate Loans, 5.75% per annum,

in each case of clauses (b) and (c), plus an additional 0.25% per annum if, at any time, either (1) Moody’s downgrades the Borrower’s corporate credit rating below Ba3 or (2) S&P downgrades the Borrower’s corporate credit rating below BB-.

12. Security. The Series A New Term Loans will be secured by the Collateral on a pari passu basis with the Closing Date Term Loans.

13. New Lenders. Each of Morgan Stanley and Bank of America (each, a “New Lender”) acknowledges and agrees that upon its execution of this Agreement such New Lender shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Credit Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a “Lender” thereunder.

14. Credit Agreement Governs. This Agreement is a Credit Document. The Series A New Term Loans hereunder are “New Term Loans” made pursuant to (and as defined in) Section 2.24 of the Credit Agreement and, pursuant to Section 2.24 of the Credit Agreement, the terms and provisions of the Series A New Term Loans shall, except as otherwise set forth in the Credit Agreement or in this Agreement, be identical to the terms and provisions of the Closing Date Term Loans. For the avoidance of doubt, the Adjusted Eurodollar Rate with respect to the Series A New Term Loans shall at no time be less than 1.00% per annum. Loans under the New Revolving Loan Commitments hereunder are “New Revolving Loans” made pursuant to (and as defined in) Section 2.24 of the Credit Agreement and, pursuant to Section 2.24 of the Credit Agreement, the terms and provisions of the New Revolving Loans shall be identical to the Revolving Loans. All obligations in respect of the Series A New Term Loans, the New Revolving Loan Commitments and the New Revolving Loans are and shall be “Obligations” pursuant to and as defined in the Credit Agreement, and are and shall be secured pursuant to the Collateral Documents.

15. Borrower’s Certifications. By its execution of this Agreement, the undersigned officer and Borrower hereby certify that:

a.	The representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof;

b.	No event has occurred and is continuing or would result from the consummation of the Proposed Borrowing contemplated hereby that would constitute a Default or an Event of Default; and

c.	Borrower has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof.

16. Borrower Covenant. By its execution of this Agreement, Borrower hereby covenants to make any payments required pursuant to Section 2.18(c) of the Credit Agreement in connection with the New Revolving Loan Commitments.

17. Conditions to Effectiveness. The effectiveness of this Agreement is subject to the satisfaction of the conditions set forth on Schedule B annexed hereto (the date on which all such conditions are satisfied and the Series A New Term Loans are funded, the “Incremental Closing Date”). The provisions hereof related to the New Term Loan Commitments shall become effective immediately prior to the effectiveness of the provisions related to the New Revolving Loan Commitments.

18. Eligible Assignee. By its execution of this Agreement, each Incremental Lender represents and warrants that it is an Eligible Assignee.

19. Notice. For purposes of the Credit Agreement, the initial notice address of each New Lender shall be as set forth below its signature below.

20. Non-US Lenders. For each New Lender that is a Non-US Lender, delivered herewith to Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such New Lender may be required to deliver to Administrative Agent pursuant to Section 2.20(c) of the Credit Agreement.

21. Recordation of the New Loans. Upon execution and delivery hereof, Administrative Agent will record the Series A New Term Loans made by New Term Loan Lenders and the New Revolving Loans made by the New Revolving Loan Lenders, if any, in the Register.

22. Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

23. Entire Agreement. This Agreement, the Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

24. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

25. Severability. In case any provision in or obligation hereunder or under any other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

26. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of             , 2014.

GOLDMAN SACHS BANK USA, as an Incremental Lender

By:	/s/ Charles D. Johnston
Name: Charles D. Johnston
Title: Authorized Signatory

BARCLAYS BANK PLC, as an Incremental Lender

By:	/s/ Ann E. Sutton
Name: Ann E. Sutton
Title: Director

MORGAN STANLEY SENIOR FUNDING, INC., as an Incremental Lender

By:	/s/ Henrik Sandstrom
Name: Henrik Sandstrom
Title: Authorized Signatory

Notice Address:
MS Loan Servicing 1300 Thanier Street Wharf, Baltimore, MD 21231 Telephone: 443-627-4355 Telecopier: 718-233-2140 msloanservicing@morganstanley.com

MORGAN STANLEY BANK, N.A., as an Incremental Lender

By:	/s/ Reagan C. Philipp
Name: Reagan C. Philipp
Title: Authorized Signatory

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as an Incremental Lender

By:	/s/ Bridget Killachey
Name: Bridget Killachey
Title: Vice President

BANK OF AMERICA, N.A., as an Incremental Lender

By:	/s/ Patrick Engel
Name: Patrick Engel
Title: Director

Notice Address:

NC1-007-17-18, 100 N. Tryon St. Charlotte, NC 28255-0001

Attention: Patrick Engel
Telephone: 980-386-3354
Facsimile: 980-233-7097

CITIBANK, N.A., as an Incremental Lender

By:	/s/ Kirkwood Roland
Name: Kirkwood Roland
Title: Director & Vice President

TERRAFORM POWER, LLC

By:	/s/ Alejandro Hernandez
Name: Alejandro Hernandez
Title: Chief Financial Officer

TERRAFORM POWER OPERATING, LLC

By:	TERRAFORM POWER, LLC, its Sole Member and Sole Manager

By:	/s/ Alejandro Hernandez
Name: Alejandro Hernandez
Title: Chief Financial Officer

SUNEDISON YIELDCO CHILE HOLDCO, LLC

SUNEDISON YIELDCO UK HOLDCO 2, LLC

SUNEDISON YIELDCO UK HOLDCO 3, LLC

SUNEDISON YIELDCO UK HOLDCO 4, LLC

SUNEDISON YIELDCO NELLIS HOLDCO, LLC

SUNEDISON CANADA YIELDCO, LLC

SUNEDISON YIELDCO DG-VIII HOLDINGS, LLC

SUNEDISON YIELDCO DG HOLDINGS, LLC

SUNEDISON YIELDCO REGULUS HOLDINGS, LLC

SUNEDISON YIELDCO ACQ1, LLC

SUNEDISON YIELDCO ACQ2, LLC

SUNEDISON YIELDCO ACQ3, LLC

SUNEDISON YIELDCO ACQ4, LLC

SUNEDISON YIELDCO ACQ5, LLC

SUNEDISON YIELDCO ACQ6, LLC

SUNEDISON YIELDCO ACQ7, LLC

SUNEDISON YIELDCO ACQ8, LLC

SUNEDISON YIELDCO ACQ9, LLC

SUNEDISON YIELDCO, DGS HOLDINGS, LLC

SUNEDISON YIELDCO, ENFINITY HOLDINGS, LLC

TERRAFORM POWER IVS I HOLDINGS, LLC

TERRAFORM REC ACQ HOLDINGS, LLC

TERRAFORM SOLAR HOLDINGS, LLC

TERRAFORM LPT ACQ HOLDINGS, LLC

TERRAFORM UK1 ACQ HOLDINGS, LLC

TERRAFORM CD ACQ HOLDINGS, LLC

TERRAFORM SOLAR XVII ACQ HOLDINGS, LLC

By:	TERRAFORM POWER OPERATING, LLC, its Sole Member and Sole Manager

By:	TERRAFORM POWER, LLC, its Sole Member and Sole Manager

By:	/s/ Alejandro Hernandez
Name: Alejandro Hernandez
Title: Chief Financial Officer

Consented to by:

GOLDMAN SACHS BANK USA, as Administrative Agent

By:	/s/ Charles D. Johnston
Authorized Signatory

SCHEDULE A

TO JOINDER AGREEMENT

NEW TERM LOAN COMMITMENTS

Name of Lender	Type of Commitment	Amount
Barclays Bank PLC	New Term Loan Commitment	$45,833,333.34
Goldman Sachs Bank	New Term Loan Commitment	$45,833,333.34
Morgan Stanley Senior Funding, Inc.	New Term Loan Commitment	$45,833,333.33
JPMorgan Chase Bank, National Association	New Term Loan Commitment	$45,833,333.33
Bank of America, N.A.	New Term Loan Commitment	$45,833,333.33
Citibank, N.A.	New Term Loan Commitment	$45,833,333.33

		Total: $275,000,000

NEW REVOLVING LOAN COMMITMENTS

Name of Lender	Type of Commitment	Amount
Barclays Bank PLC	New Revolving Loan Commitment	$4,166,666.67
Goldman Sachs Bank	New Revolving Loan Commitment	$4,166,666.67
Morgan Stanley Bank, N.A.	New Revolving Loan Commitment	$29,166,666.66
JPMorgan Chase Bank, National Association	New Revolving Loan Commitment	$4,166,666.67
Bank of America, N.A.	New Revolving Loan Commitment	$29,166,666.66
Citibank, N.A.	New Revolving Loan Commitment	$4,166,666.67

		Total: $75,000,000

SCHEDULE B

TO JOINDER AGREEMENT

CONDITIONS PRECEDENT

1.	Payment of Fees and Expenses. All costs, fees, expenses (including, without limitation, legal fees and expenses) and other compensation contemplated by the Credit Agreement, the Incremental Facilities Commitment Letter (the “Commitment Letter”) dated October 29, 2014 among the Borrower and the Commitment Parties (as defined therein), and the Fee Letter (as defined in the Commitment Letter) payable to the Commitment Parties, the Administrative Agent or the Lenders shall, upon the initial borrowing of New Revolving Loans or Series A New Term Loans, have been, or will be substantially simultaneously, paid to the extent due.

2.	Q4 Acquisitions. The Q4 Acquisitions (other than any acquisition identified to the Commitment Parties as a “drop-down” acquisition) shall have been consummated or will be consummated substantially concurrently with the funding of the Series A New Term Loans.

3.	Pro Forma Compliance; Leverage Ratio. Borrower shall be in pro forma compliance with the covenant set forth in Section 6.7(a) of the Credit Agreement as of the last day of the most recently ended Fiscal Quarter after giving effect to the transactions contemplated by this Agreement. Borrower shall be in pro forma compliance with the covenant set forth in Section 6.7(b) of the Credit Agreement as of the last day of the most recently ended Fiscal Quarter after giving effect to the New Term Loan Commitments (and, for the avoidance of doubt, prior to giving effect to the New Revolving Loan Commitments). After giving pro forma effect to the New Term Loan Commitments and any related transactions, the Leverage Ratio shall not exceed 4.50:1.00.

4.	Definitive Documents; Customary Closing Conditions. The Commitment Parties shall be reasonably satisfied that each of the Borrower and the Guarantors has complied with the following customary closing conditions: (i) the delivery of customary legal opinions, corporate records and documents from public officials and officer’s certificates; (ii) evidence of authority; (iii) obtaining material third party and material governmental consents necessary in connection with the Q4 Acquisitions, the related transactions or the financing thereof; (iv) absence of material litigation or material regulatory action adversely affecting the Q4 Acquisitions, the related transactions and the financing thereof; (v) execution of this Agreement; (vi) delivery of a reaffirmation agreement; (vii) a solvency certificate substantially in the form delivered previously pursuant to the Credit Agreement, certifying that the Borrower and the Guarantors are, on a consolidated basis after giving effect to the transactions contemplated hereby, solvent; (viii) notice requesting the New Revolving Loan Commitments and the New Term Loan Commitments; and (ix) each Incremental Lender shall have received at least 5 business days prior to the Incremental Closing Date all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act to the extent requested at least 10 days prior to the Incremental Closing Date.

5.	Funding Notice. Administrative Agent shall have received a fully executed and delivered Funding Notice executed by an Authorized Officer in accordance with Section 2.1(b) of the Credit Agreement.

6.	Total Utilization of Revolving Commitments. After making the Credit Extensions requested on the Incremental Closing Date, the Total Utilization of Revolving Commitments shall not exceed the Revolving Commitments then in effect.

7.	Representations and Warranties. The representations and warranties contained in the Credit Agreement and in the other Credit Documents shall be true and correct in all material respects on and as of the Incremental Closing Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.

8.	No Event of Default or a Default. No event shall have occurred and be continuing or would result from the effectiveness of this Agreement and the transactions to be consummated in connection therewith that would constitute an Event of Default or a Default.

9.	No Material Adverse Change. Since March 28, 2014, no event has occurred that has resulted in or could reasonably be expected to result in a material adverse change in or effect on the general affairs, management, financial position, shareholders’ equity or results of operations of the Borrower and its subsidiaries, as determined by the Incremental Arrangers in their discretion.